UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(c)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

SURREY BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030

Telephone: (336) 783-3900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 26, 2007

To the Shareholders:

The 2007 Annual Meeting of the Shareholders of Surrey Bancorp (the “Company”) will be held:

•	Thursday, April 26, 2007

•	10:00 a.m., local time

•	Cross Creek Country Club

1129 Greenhill Road, Mount Airy, Surry County, North Carolina

or at any adjournments thereof, for the following purposes:

•	To elect eight directors to serve a one-year term until the Annual Meeting of Shareholders in 2008, or until their successors have been elected and qualified.

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 15, 2007 are entitled to notice of the meeting, and to vote at the meeting and any adjournments thereof. The Company’s stock transfer books will not be closed. Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting, and so even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and also attend, notify the Secretary when you arrive at the meeting that you wish to vote in person, you will be given a ballot, and the Company will disregard the proxy you return, provided you do vote in person or otherwise validly revoke your proxy. (For more details, see the attached Proxy Statement.)

By order of the Board of Directors,

Edward C. Ashby, III
President

Date: March 30, 2007

SURREY BANCORP

145 North Renfro Street

Mount Airy, North Carolina 27030

Telephone: (336) 783-3900

PROXY STATEMENT

ANNUAL MEETING

The Board of Directors (the “Board”) of Surrey Bancorp (the “Company”), hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held:

•	Thursday, April 26, 2007

•	10:00 a.m., local time

•	Cross Creek Country Club

1129 Greenhill Road, Mount Airy, Surry County, North Carolina

or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on March 15, 2007, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the Company’s 2006 Annual Report to Shareholders. The Company anticipated mailing this Proxy Statement on or about March 30, 2007.

You are invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you are requested to vote on the proposal described in this Proxy Statement by returning the enclosed appointment of proxy.

VOTING OF APPOINTMENTS OF PROXY

Your vote is important. Your shares can be voted at the annual meeting only if you attend the meeting or complete the enclosed appointment of proxy. You do not have to attend the meeting to vote. As an alternative, you may vote by executing and returning the enclosed appointment of proxy. The Board has named Pedro A. Pequeno and Mark H. Towe (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy in the enclosed form are properly executed and returned in time for the annual meeting, the shares they represent will be voted at the meeting in accordance with the directions given. If no directions are given on how to vote your shares, your appointment of proxy will be voted FOR the eight nominees for director named in Proposal 1 described below. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. If you return the appointment of proxy and do not indicate otherwise, the Proxies will be authorized to vote your shares in accordance with their best judgment on some matters not described in this Proxy Statement. These matters include approval of the minutes of the 2006 annual meeting; consideration of a motion to adjourn the annual meeting to another time or place, and matters for which the Company did not receive notice by February 22, 2007. As of the date the Company printed this Proxy Statement, the Company did not anticipate any other matters would be raised at the annual meeting.

Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders may complete and sign the accompanying appointment of proxy and mail it in the business return envelope provided or deliver it in person to the Company.

Street Name Holders. If you hold shares through a broker or other nominee, you are a “street name” shareholder. Street name shareholders who wish to vote at an annual meeting need to obtain the proxy materials from the institution that holds their shares and follow the voting instructions on that form.

REVOCATION OF APPOINTMENT OF PROXY

If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the Company’s Secretary in writing, or execute another appointment of proxy bearing a later date and file it with the Secretary, or vote in person at the meeting as described below. The address of the Secretary is:

Brenda Harding, Secretary

Surrey Bancorp

P.O. Box 1227

145 North Renfro Street

Mount Airy, North Carolina 27030

If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior appointment of proxy as described above, your prior appointment of proxy will be disregarded.

If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.

DEFINITION OF A QUORUM

The Company’s Bylaws provide that the holders of a majority of the Company’s outstanding Shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws also provide that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

HOW VOTES WILL BE COUNTED

Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. The appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 — Election of directors. In the election of directors under Proposal 1, the eight nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

EXPENSES OF SOLICITATION

We will pay the cost of this proxy solicitation. In addition to solicitation by mail, the Company’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.

DESCRIPTION OF THE VOTING SECURITIES

At the close of business on the voting record date, there were 3,072,702 shares of the Company’s common stock, no par value per share (sometimes referred to herein as the “Shares”), issued and outstanding and entitled to vote at the Annual Meeting. The Company is authorized to issue 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. At the close of business on the voting record date, there were 189,356 shares of non-voting convertible preferred stock issued and outstanding. On the voting record date, there were approximately 1,600 holders of record of the Company’s common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

To the Company’s knowledge, as of December 31, 2006, listed below is the only shareholder of the Company that owned more than five percent of the Shares. The following table sets forth certain information as to this shareholder:

Name of Shareholder	Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Hylton Wright 1234 Greenhill Road Mount Airy, NC 27030	388,707	12.6%

(1)	The ownership percentage of the named shareholder is calculated based on the total of 3,002,168 Shares issued and outstanding at December 31, 2006 plus the number of Shares that can be issued to that individual within 60 days of December 31, 2006 upon the exercise of stock options held by the individual plus the number of Shares that can be issued to that individual upon exercise of 36,161 shares of convertible preferred stock beneficially owned by the individual.

The following table shows, as of December 31, 2006, the number of securities beneficially owned by each director and by all directors and principal officers of the Company as a group:

Beneficial owner	Shares currently Owned (1)	Preferred currently owned (2)	Percent of Shares owned (3)
Edward C. Ashby, III (director, President & CEO)	132,155	5,090	4.4%
William A. Johnson (director)	63,722	3,600	2.1%
Elizabeth Johnson Lovill (director)	97,840	3,572	3.2%
Robert H. Moody (director)	83,570	3,572	2.8%
Pedro A. Pequeno II (Senior Vice President)	47,500	- 0 -	1.6%
F. Eugene Rees (director)	80,697	12,800	2.7%
Mark H. Towe (Senior Vice President and CFO)	15,112	- 0 -	*
Tom G. Webb (director)	68,724	1,800	2.3%
Buddy E. Williams (director)	63,724	5,372	2.1%
Hylton Wright (director)	388,707	36,161	12.6%
Directors and principal officers as a group (11 persons)	1,075,430	71,967	33.15%

NOTES:

*	Owns less than one percent of the outstanding common stock.
(1)	For each Director listed above, this column includes the number of Shares capable of being issued within 60 days of December 31, 2006, upon the conversion of the convertible preferred stock listed in the second column at the conversion rate shown in footnote (2) and upon the exercise of the following stock options held by the named individual: Ashby – 11,020 Shares; Johnson – 48,560 Shares; Lovill – 48,560 Shares; Moody – 28,032 Shares; Pequeno – 1,218 Shares; Rees – 6,746 Shares; Towe – 6,096 Shares; Webb – 38,968 Shares; principal officers and directors as a group – 211,182 Shares. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following Shares and shares of convertible preferred stock for which the individual indicates that he or she shares voting and/or investment power: Ashby – 56,214 Shares and 447 shares of convertible preferred stock; Johnson – 316 Shares; Moody – 948 Shares; Pequeno – 16,150 Shares; Rees – 7,602 Shares and 1,800 shares of convertible preferred stock; Towe – 3,780 Shares; Webb – 7,938 Shares; Williams – 3,494 Shares and 1,800 shares of convertible preferred stock; Wright – 93,364 Shares and 14,286 shares of convertible preferred stock; principal officers and directors as a group – 192,340 Shares and 18,333 shares of convertible preferred stock.
(2)	This column indicates the number of shares of convertible preferred stock held by the named individual at December 31, 2006. Each share of convertible preferred stock is convertible into 2.0868 shares of common stock.
(3)

The ownership percentage of each individual is calculated based on the total of 3,002,168 Shares issued and outstanding at December 31, 2006, plus the number of Shares that can be issued to that individual within 60 days of December 31, 2006 upon the exercise of stock options held by the individual plus the number of Shares into which that individual may convert his or her shares of convertible preferred stock. The ownership percentage of the group is based on the total Shares outstanding plus the number of Shares that can be issued to the entire group within 60 days of December 31, 2006 upon the exercise of all stock options held by the group plus the number of Shares into which the entire group may convert their shares of convertible preferred stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Board size and membership. Under the Company’s Charter and Bylaws, the number of directors shall be the number the Board determines from time to time prior to each annual meeting of shareholders at which directors are to be elected. That number cannot be less than five or more than twelve. The Board, by resolution, has fixed the number of directors for 2007 at eight.

Director Independence. The Company’s common stock is not traded on any exchange, but the Company has chosen to observe the independence requirements of The Nasdaq Stock Market, Inc. Other than the Company’s President and Chief Executive Officer, Mr. Edward C. Ashby, III, all of the members of the Board satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc. The Company engaged J.G. Coram Company, for which William A. Johnson, a director of the Company, serves as Chief Financial Officer, to provide contractor services at certain branch offices of the Bank in 2004 and 2005, but the payments for those services did not exceed the safe harbor amounts of the independence standards in the rules of The Nasdaq Stock Market, Inc. The Company also rents mats from Professional Rental Services, for which F. Eugene Rees, a director of the Company, serves as President, but the rental payments do not exceed the safe harbor amounts of the independence standards in the rules of The Nasdaq Stock Market, Inc.

All Directors to be elected at this Annual Meeting. At this Annual Meeting, all eight directors will be elected to serve one year terms expiring at the Annual Meeting of Shareholders in 2007, or until their successors are elected and qualified.

How votes will be counted. Unless you give instructions to the contrary, the Proxies will vote for the election of the eight nominees listed below by casting the number of votes for each nominee designated by the shareholder proxies. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxies have the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

Votes needed to elect. The eight nominees receiving the highest number of votes will be elected.

Board recommendation. The Board has nominated the eight incumbent Board members for re-election. These nominees have served as directors of Surrey Bank & Trust, the sole subsidiary and predecessor to the Company (the “Bank”), since its incorporation on July 15, 1996, with the exception of Director Rees, who has served since July 1997, and Director Williams, who has served since February 2001. The Board recommends that shareholders vote for each of the eight nominees.

Nominees. Listed below are the names of the nominees for election to the eight Board seats, their ages at December 31, 2006, and their principal occupations during the past five years.

Name and age	Principal occupation over last five years
Edward C. Ashby, III, 53	President and Chief Executive Officer, Surrey Bancorp since 2003; President and Chief Executive Officer, Surrey Bank & Trust.

William A. Johnson, 47	Vice President and Chief Financial Officer, J.G. Coram Company, Inc. (commercial and industrial construction), Mount Airy, North Carolina.

Elizabeth Johnson Lovill, 51	Vice President, Town & Country Builders, Inc. (residential construction); Owner, Lovill Enterprises (real estate development); Part Owner, Mayberry Pharmacy, LLC; Part Owner, High Cotton Interiors, LLC (retail sales); Part Owner, Seasons of Mt. Airy, LLC (retail sales); all of Mount Airy, North Carolina.

Robert H. Moody, 52	President of Moody Funeral Services, Inc.; Owner, Moody Investment Co., LLC (real estate); both of Mount Airy, North Carolina.

F. Eugene Rees, 56	President, F. Rees Clothing; President, Professional Rental Services; Owner, REF Properties; all of Mount Airy, North Carolina.

Tom G. Webb, 55	Commercial Real Estate Developer; Consultant; Member, Old North State Wine Growers Cooperative, Inc.; President, Kettlemaster, Inc. (food processor); all of Mount Airy, North Carolina.

Buddy E. Williams, 69	President, Ten Oaks, LLC (floor manufacturing); former President and Manager, Williams & Birkett, LLC until 2003; General Manager, Stuart Flooring Corporation until March 2003; all of Stuart, Virginia.

Hylton Wright, 82	Retired; Private Investor, Mount Airy, North Carolina. Director, Lexcom. Inc. (LXCM.PK)

Director relationships

Board relationships. No director or principal officer is related to another director or principal officer.

Other directorships: Other than Hylton Wright, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Director Nominations

Nominations for election to the Board are made by a vote of all the members of the Board other than the Company’s President and Chief Executive Officer, Mr. Edward C. Ashby, III, who is not independent within the meaning of the rules of The Nasdaq Stock Market, Inc. The Company does not have a Nominating Committee or a Nominating Committee charter. No nominations are contemplated for the foreseeable future in view of the current size of the Board unless there is a vacancy on the Board. The Company’s bylaws currently require that nominations for election to the Board shall be made by the Board. At such time as there is a need for nominations to the Board, the Board will consider amending the bylaws to create a Nominating Committee and it is anticipated that all the members of that Nominating Committee will satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc. All members of the Board are also directors of the subsidiary bank of the Company. The banking laws of the state of North Carolina require directors of a bank to own Shares having at least $1,000 in book value. The nomination of any person for election to the Board may be made by a shareholder entitled to vote on such election. See “HOW TO SUBMIT SHAREHOLDER PROPOSALS - Nominations of directors” in this proxy statement for further details.

Board Attendance and Fees

The Board held 12 meetings in 2006. All directors attended at least seventy-five percent of all Board meetings. In 2006, the directors received fees in the amount of $625 per board meeting and $250 per committee meeting. Due to the financial performance of the Bank, each director received a bonus payment of $5,000, which was paid in 2007. Directors are expected to receive the same monthly fees in 2007. It is the policy of the Board that all Directors attend shareholder meetings. All of the Directors attended the 2006 Annual Meeting.

During 2005, the Company adopted a deferred compensation plan under which directors may elect to defer their fees. Participating directors receive an additional 30% matching contribution and will be paid an annual benefit for a specified number of years after retirement, generally beginning at age 65. The maximum payout period is ten years. Deferred directors’ fees are held in a rabbi trust.

2006 DIRECTOR COMPENSATION (1)

	Fees Earned or Paid in Cash	Bonus	Total
Name	($)	($)	($)
William A. Johnson	10,459	5,000	15,459

Elizabeth Johnson Lovill	10,342	5,000	15,342

Robert H. Moody	10,862	5,000	15, 862

F. Eugene Rees	10,586	5,000	15, 586

Tom G. Webb	9,717	5,000	14,717

Buddy E. Williams	9,000	5,000	14,000

Hylton Wright	10,959	5,000	15, 959

(1)	For each director listed above, the following number of Shares are capable of being issued upon the vesting of all stock options held by the named individual: Johnson – 48,560 Shares; Lovill – 48,560 Shares; Moody – 28,032 Shares; Rees – 6,746 Shares; and Webb – 38,968 Shares.

Committees of the Board of Directors

The Board has established the following committees on which all members of the Board serve, with the exception of the Audit Committee, which is composed of all members of the Board other than the President and Chief Executive Officer, Mr. Ashby, and the Compensation Committee, which is described below.

•

Executive Committee. The Executive Committee establishes and monitors all policies of the Company and compliance therewith. The Executive Committee met twice in 2006. The chair of the Executive Committee is Director Moody.

•

Compensation Committee. The charter for the Compensation Committee is available on the Bank’s corporate website located at http://www.surreybank.com. In accordance with its Charter, the Compensation Committee approves compensation for senior management of the Company. The Compensation Committee approves compensation based upon a review of the compensation earned by executive officers with financial institutions of similar asset size in North Carolina from an annual survey of compensation prepared by the North Carolina Bankers Association. Mr. Ashby recommends base salaries other than his own and is also permitted to discuss the targets for incentive cash compensation. Mr. Ashby is not permitted to be present while his compensation is being debated or approved by the Compensation Committee. During 2006, he participated in the discussion of executive compensation other than his own. The Compensation Committee is also responsible for granting options pursuant to the Incentive Stock Option Plan and the Non-Employee Directors’ Stock Option Plan of the Company. The Compensation Committee met twice in 2006. The Compensation Committee consists of Directors Rees (chair), Moody, Webb and Wright.

•

Audit Committee. The Audit Committee recommends to the Board the engagement of the Company’s independent auditors, determines the scope of the annual audit and any special audit of the Company, oversees the administrative, operational and internal controls of the Company, reviews compliance with accounting policies and procedures and establishes and oversees an internal audit program. The Audit Committee met three times in 2006. The chair of the Audit Committee is Director Lovill. All of the members of the Audit Committee satisfy the audit committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc. William A. Johnson has been appointed as the audit committee financial expert. His qualifications to serve as the audit committee financial expert are listed under “Nominees” above.

•	Other standing committees. The Board has approved one additional standing committee, the Loan Committee, to which certain responsibilities have been delegated.

Report of the Audit Committee

In accordance with its written Charter (which is available on the website at http://www.surreybank.com), the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the rules of The Nasdaq Stock Market, Inc. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.

The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Principles No.90 (Communication with Audit Committees).

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and the Company that might bear on the auditors’ independence required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of nonaudit services with the auditor’s independence.

The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also discussed the interim financial information contained in earnings announcements with the independent auditors prior to the public release of each such announcement.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in its Annual Report on Form 10KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of the independent auditors.

This report is submitted by the Audit Committee: Directors Elizabeth Johnson Lovill (chair), William A. Johnson, Robert H. Moody, F. Eugene Rees, Tom G. Webb, Buddy E. Williams and Hylton Wright.

Shareholder Communications with Directors

The Company encourages all shareholders who wish to communicate with any of the Directors to send such inquiries by mail, telephone or email to the Company. The Company will forward all communications to the named Director or, if no particular Director is named, to the appropriate committee of the Board for consideration.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers to resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all senior officers, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Ethics is available on the website at http://www.surreybank.com. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our executive officers on that website.

Transactions with Directors and Officers

As the operating subsidiary of the Company, the Bank has had, and expects to have in the future, banking transactions in the ordinary course of the Bank’s business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features.

Reports of Changes in Beneficial Ownership

Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Shares. To the Company’s knowledge, all such required reports were timely filed.

MANAGEMENT OF THE COMPANY

Executive Officers

The Company’s Bylaws provide that the Board shall elect the officers of the Company for a term of one year. The executive officers subject to election have served in their present capacities since the Company’s incorporation.

Name and Age at 12/31/06	Principal Occupation Over Last Five Years
Edward C. Ashby, III, 53	President and Chief Executive Officer, Surrey Bancorp since 2003; President and Chief Executive Officer, Surrey Bank & Trust.

Mark Harrison Towe, 50	Senior Vice President and Treasurer, Surrey Bancorp since 2003; Senior Vice President and Chief Financial Officer, Surrey Bank & Trust.

Pedro A. Pequeno II, 39	Senior Vice President and Assistant Secretary, Surrey Bancorp since 2003; Senior Vice President and Chief Lending Officer, Surrey Bank & Trust.

Brenda J. Harding, 65	Senior Vice President and Chief Operations Officer, Surrey Bancorp since 2003; Senior Vice President and Chief Operations Officer, Surrey Bank & Trust.

Executive Compensation

During 2006, all employees of the Company were compensated by the Bank, the principal subsidiary of the Company.

CEO compensation. This table sets forth certain information regarding cash and cash equivalent compensation paid by the Bank during the fiscal year ended December 31, 2006 to or for our CEO and the other executive officers named in the table (our “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Comp. ($)	Total Comp. ($)
Edward C. Ashby III President and CEO	2006	144,600	35,834	32,736(1)	213,170

Pedro A. Pequeno II Senior Vice President	2006	109,068	18,762	5,572(2)	133,402

Mark H. Towe Senior Vice President and CFO	2006	93,026	14,866	5,401(3)	113,293

(1)	Includes director’s fees of $14,586, matching contributions made by the Bank under the Bank’s salary deferral plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (“401(k) Plan”), use of a company vehicle, and excess life insurance. Mr. Ashby is capable of being issued 13,180 Shares upon the vesting of all the stock options he holds.

(2)	Includes matching contributions made by the Bank under the Bank’s salary deferral plan under the Bank’s 401(k) Plan and excess life insurance.
(3)	Includes matching contributions made by the Bank under the Bank’s salary deferral plan under the Bank’s 401(k) Plan and excess life insurance.

Outstanding Equity Awards at Fiscal Year-End. The following tables contain information with respect to outstanding equity awards of the Company held by the named executive officers at December 31, 2006.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/Unexercisable		Option Exercise Price ($)	Option Expiration Date
Edward C. Ashby III	9,580	- 0 -	2.57	July 24, 2011
	1,440	2,160	6.15	April 26, 2014

Pedro A. Pequeno II	1,218	- 0 -	2.57	July 24, 2011

Mark H. Towe	6,096	- 0 -	2.57	July 24, 2011

Option Exercises. The following table contains information with respect to option exercises by the named executive officer during 2006.

Option Exercises During 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Edward C. Ashby III	12,309	207,954

Terms of the Employment Agreements. The Bank is a party to employment contracts with Edward C. Ashby, III, President and Chief Executive Officer of the Company, Pedro A. Pequeno II, Senior Vice President of the Company, and Mark H. Towe, Senior Vice President and Chief Financial Officer of the Company (the “Employment Agreements”). The term of each Employment Agreement is three years. On each anniversary of the effective date of the Employment Agreements, the term of each agreement is automatically extended for an additional one-year period beyond the then-effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date, advising the other that the Employment Agreement shall not be further extended. No such notice has been given by either party. In addition, the officers have the option to terminate the Employment Agreements upon sixty days written notice to the Bank. While each officer is employed by the Bank and for one year following termination of employment, the Employment Agreements prohibit each officer from competing with the Bank.

Under the Employment Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. For 2007, Mr. Ashby’s compensation has been established at $149,970, Mr. Pequeno’s compensation has been established at $113,115, and Mr. Towe’s compensation has been established at $96,450. Under the Employment Agreements, each officer is entitled to all fringe benefits generally provided by the Bank for its employees.

Terms of the Salary Continuation Agreements. Effective February 17, 2005, the Bank entered into Salary Continuation Agreements with Edward C. Ashby, Pedro A. Pequeno II, and Mark H. Towe. At normal retirement age of 65, the Salary Continuation Agreements provide that each officer will be paid an annual benefit equal to $89,900, $88,231, and $50,827, respectively, from retirement until death. In the case of disability prior to the normal retirement age of 65, the benefit is reduced to the amount accrued by the Bank for the benefit at such date. The full benefit is also payable at the officer’s normal retirement age following a Change of Control of the Bank, as defined in the Salary Continuation Agreements. If the officer dies while employed by the Bank, the Bank shall pay the amount accrued by the Bank for the benefit at such date in lump sum. If the officer dies while receiving the benefit, the Bank shall pay the balance in the accrued liability retirement account. If the officer voluntarily leaves employment with the Bank, the Bank shall pay the amount accrued by the Bank for the benefit at such date in lump sum. No benefit will be payable if the officer is terminated for Cause, as defined in the Salary Continuation Agreements. The benefit is unfunded and is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Potential Payments Upon Termination or Change in Control. The Employment Agreements provides for certain payments to the officers upon any change of “control” of the Bank. “Control” is defined, under the Employment Agreements, to mean any of the following events:

(i)	After the effective date of each Employment Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

(ii)	The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

(iii)	All or substantially all of the assets of the Bank are sold, or otherwise transferred to, or are acquired by any other corporation, association or other person, entity, or group.

Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, that he has not been assigned duties, responsibilities, and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under his Employment Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

Upon his termination of employment following a change in control, whether voluntary or involuntary, the Bank has agreed to pay each officer an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer’s option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under the Employment Agreements, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officers or the disallowance of a deduction to the Bank.

Also under the Employment Agreements, in the event either officer’s employment is terminated by the Bank without cause, the Bank is obligated to pay each officer the compensation and benefits provided for in the Employment Agreements for the remaining term of each Employment Agreement. Termination for Cause includes termination because of the officer’s personal dishonesty or moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Employment Agreement.

In the event of a Change of Control of the Bank, as defined in the Salary Continuation Agreements with the named executive officers, the full retirement benefit provided by each Salary Continuation Agreement becomes payable at the officer’s normal retirement age.

Upon the effective date of a dissolution, liquidation, reorganization, or merger, or consolidation of the Bank with one or more other corporations in which the Bank is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Bank to another person or entity, or a tender offer approved by the Board (any such transaction being hereinafter referred to as an “Acceleration Event”) in which the options are not assumed by the surviving entity, all unvested options granted under the Bank’s stock options plans shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Acceleration Event.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company’s independent certified public accountant for the year ended December 31, 2006, was Elliott Davis, PLLC, Certified Public Accountants (“Elliott Davis”), whom the audit committee of the Board has selected as the Company’s independent certified public accountant for the year ended December 31, 2007. Representatives of Elliott Davis will be present at the Annual Meeting with the opportunity to make a statement if they desire, and they will be available to respond to appropriate questions.

Audit fees. Audit fees include fees billed to the Company by Elliott Davis in connection with the annual audit of the Company’s financial statements and review of the Company’s interim financial statements. The aggregate fees billed to the Company by Elliott Davis for audit services rendered to the Company for the fiscal year ended December 31, 2005 were $51,470 and such fees are estimated for the fiscal year ended 2006 to be $56,000. The fees shown for 2005 are $1,930 lower than disclosed in the 2006 proxy statement.

Audit-Related fees. Audit related services include agreed upon procedures related to internal controls over credit grading, assistance to management and the Board regarding capital and expansion implications. The aggregate fees billed to the Company by Elliott Davis for audit-related services for the fiscal years ended December 31, 2005 were $16,963 and such fees are estimated for the fiscal year ended 2006 to be $17,000. The fees shown for 2005 are $463 more than disclosed in the 2006 proxy statement.

Tax fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to the Company by Elliott Davis for tax-related services for the fiscal year ended December 31, 2005 were $4,400 and such fees are estimated for the fiscal year ended 2006 to be $5,000. The fees shown for 2005 are $900 higher than disclosed in the 2006 proxy statement.

All other fees. There were no additional fees billed to the Company by Elliott Davis for the fiscal years ended December 31, 2005 and 2006.

In accordance with its Audit Committee Charter, the Company’s Audit Committee must approve in advance any audit and permissible non-audit services provided by the Company’s independent auditors and the fees charged.

ANNUAL REPORT

In accordance with the regulations of the Securities and Exchange Commission, the Company’s 2006 Annual Report on Form 10-KSB for the year ended December 31, 2006, including the consolidated financial statements and schedules, accompanies this Proxy Statement. No part of the 2006 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made. The Company will furnish any exhibit to the Form 10-KSB upon payment of the cost of copying the exhibit, upon written request to:

Mark H. Towe

Senior Vice President

Surrey Bancorp

P.O. Box 1227

145 North Renfro Street

Mount Airy, North Carolina 27030

HOW TO SUBMIT SHAREHOLDER PROPOSALS

How to submit a shareholder proposal for possible inclusion in the Company’s 2008 Proxy Statement: To be considered for inclusion in the proxy materials for the Company’s next annual meeting in 2008, shareholder proposals must be received at the Company’s principal office (currently, 145 North Renfro Street, Mount Airy, North Carolina 27030) not later than December 7, 2007. In order for a proposal to be included in the Company’s proxy material for any annual meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at that annual meeting and must have held those shares for a period of at least one year and continue to hold them through the date of that annual meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

Shareholder proposals after December 7, 2007: Proposals submitted after December 7, 2007 will not be included in the proxy materials for the 2008 annual meeting. However, if a shareholder wishes to have a proposal considered at the 2008 annual meeting as other business, any such proposals should be delivered to the Company’s principal office no later than February 21, 2008. Management proxies shall have discretionary authority to vote on any proposals received after February 21, 2008.

Nominations of directors: The Company’s Bylaws provide that shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Company not less than seven (7) days nor more than (50) days prior to any meeting of shareholders called for the election of directors. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the shareholders’ meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

OTHER MATTERS

Management knows of no other matters expected to be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Edward C. Ashby, III
President

REVOCABLE PROXY

SURREY BANCORP

145 North Renfro Street, Mount Airy, North Carolina 27030

APPOINTMENT OF PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SURREY BANCORP

FOR THE ANNUAL MEETING TO BE HELD APRIL 26, 2007

HOW TO COMPLETE THIS APPOINTMENT. The shares represented by this Appointment of Proxy will be voted as you direct below.

•	If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign below without marking any boxes.

•	If you wish to vote another way, mark the appropriate box, and in election of directors, cross out the name of any nominee(s) for whom you do not wish to vote.

•

If you do not mark any boxes, the Proxies will vote the shares represented by this Appointment of Proxy FOR ALL nominees listed below and should other matters properly come before the meeting, they will vote the shares in accordance with their best judgment.

To ensure that a quorum is present at the Annual Meeting. Because business can be transacted at the annual meeting only if a quorum is present, it is important that you sign and return this Appointment of Proxy even if you plan to attend the meeting. Then, if you wish to vote differently, revoke the Appointment of Proxy by following the instructions below.

How to revoke this Appointment of Proxy. You may revoke this Appointment of Proxy any time before it is exercised by the Proxies. To do so, you may either (1) file an Appointment of Proxy dated at a later time with the Secretary, or (2) attend the meeting and tell the Secretary that you wish to vote in person and actually vote in person or otherwise validly revoke your proxy.

How to sign and return this Appointment of Proxy. Whether or not you plan to attend the Annual Meeting, please sign below exactly as your name appears on the stock certificate, and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. After execution, return this Appointment of Proxy in the enclosed envelope. No postage is necessary if you mail it in the United States.

Board recommendation. The Board of Directors recommends a vote FOR election of the director nominees listed on the other side.

APPOINTMENT OF PROXY: The undersigned shareholder of Surrey Bancorp, a North Carolina corporation (the “Company”), hereby appoints Pedro A. Pequeno and Mark H. Towe, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 26, 2007, at 10:00 a.m., local time, at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy (Surry County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, on the proposals listed below and in the Proxy Statement, and in their discretion on such other matters properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

— Please complete and sign on the other side —

— Continued from the reverse side —

1.	ELECTION OF DIRECTORS: Instructions: To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.

Eight directors to serve one-year terms expiring at the Annual Meeting in 2008.

Edward C. Ashby, III	William A. Johnson	Elizabeth J. Lovill	Robert H. Moody

F. Eugene Rees	Tom G. Webb	Buddy E. Williams	Hylton Wright

☐	FOR all nominees listed above (except as crossed out).

☐	WITHHOLD authority to vote for all nominees listed above.

2.	OTHER BUSINESS.

The Proxies vote in their discretion on other business properly presented.

Signature of shareholder

Signature of shareholder

Date: , 2007